Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 33-64499 and No. 333-136868 of Crown Crafts, Inc. and subsidiaries on Form S-8 of our report dated June 9, 2008 appearing in this Annual Report on Form 10-K of Crown Crafts, Inc. and subsidiaries for the year ended March 30, 2008.
New Orleans, Louisiana
June 9, 2008